Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

NEW VISTA ACQUISITION CORP

PROMISSORY NOTE

Principal Amount: Up to $2,400,000	As of February 8, 2023

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, New Vista Acquisition Corp, a Cayman Islands exempted company (“Maker”), promises to pay to New Vista Acquisition Sponsor LLC, a Delaware limited liability company, or its registered assigns or successors in interest (collectively, “Payee”), or order, the unpaid Principal Amount (as defined herein) of up to Two Million Four Hundred Thousand Dollars ($2,400,000) in lawful money of the United States of America, on the terms and conditions described below (this “Note”).

1. Principal. The entire unpaid principal balance under this Note shall be due and payable in full (unless otherwise satisfied, in the case of clauses (i) and (iii)) on the earliest of: (i) the date by which Maker has to complete its initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (the “Business Combination”) pursuant to Maker’s amended and restated memorandum and articles of association (as may be amended from time to time) (the “Articles of Association”), (ii) immediately upon the consummation of the Business Combination, (iii) if the Business Combination is not consummated, the date of the termination, dissolution or winding up of Maker as determined in the sole discretion of Maker’s board of directors and (iv) if this Note is terminated pursuant to Section 13 (such earliest date of (i), (ii), (iii) and (iv), the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding unpaid Principal Amount under this Note may be prepaid at any time by Maker, at its election and without penalty. Under no circumstances shall any individual, including, but not limited to, any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Interest. No interest shall accrue on the unpaid Principal Amount of this Note.

3. Drawdowns; Register. Beginning on March 1, 2023, and thereafter on the first day of each month until the Maturity Date (or if such first day is not a business day, on the business day immediately preceding such first day), the Payee shall advance directly to Maker’s Trust Account (as defined in the Articles of Association), $200,000.00 (each, an “Advance” and, the sum of all Advances, the “Principal Amount”). Maker shall maintain a register reflecting each Advance and any prepayment of all or a portion of the Principal Amount outstanding under this Note for purposes of recording the aggregate unpaid Principal Amount of this Note outstanding at any time.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid Principal Amount of this Note.

5. Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the unpaid Principal Amount due pursuant to this Note on the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a), the Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid Principal Amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable (unless otherwise satisfied) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 5(b) or 5(c), the unpaid Principal Amount of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

New Vista Acquisition Corp

125 South Wacker Drive, Suite 300

Chicago, IL 60606

If to Payee:

New Vista Acquisition Sponsor LLC

c/o New Vista Acquisition Corp

125 South Wacker Drive, Suite 300

Chicago, IL 60606

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider, (iv) the date reflected on a signed delivery receipt and (v) two business days following tender of delivery or dispatch by express mail or delivery service.

10. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which the proceeds of Maker’s initial public offering of securities (“IPO”) (including the deferred underwriters discounts and commissions) and proceeds of the sale of the warrants issued in a private placement which occurred in connection with the consummation of the IPO are deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12. Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Amendment; Waiver; Termination. Any amendment hereto or waiver of any provision hereof, or any termination of this Note, may be made with, and or only with, the written consent of Maker and the Payee.

14. Assignment; Successors and Assigns. No assignment or transfer of this Note or any rights or obligations hereunder may be made by either party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void. This Note shall be binding upon and benefit the permitted successors and permitted assigns of a party hereto.

15. Acknowledgement. Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Payee understands that the acquisition of this Note involves substantial risk. Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

New Vista Acquisition Corp

By:	/s/ Dennis A. Muilenburg
Name:	Dennis A. Muilenburg
Title:	Chief Executive Officer

Acknowledged and agreed (and intending to be legally bound with respect to Section 3 hereof) as of the day and year first above written:

New Vista Acquisition Sponsor LLC

By:	/s/ Kirsten Bartok Touw
Name:	Kirsten Bartok Touw
Title:	Managing Member

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